                            CERTIFICATE OF AMENDMENT
                                       OF
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                               TRENWICK GROUP INC.

         Trenwick Group Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

         (a) The name of the corporation is Trenwick Group Inc. The date of its original Certificate of Incorporation with the Secretary of State was October 29, 1985.

         (b) This Certificate of Amendment of Restated Certificate of Incorporation amends the Restated Certificate of Incorporation by amending the first sentence of paragraph 4 thereof to increase the number of authorized common shares and preferred shares.

         (c) The text of the first sentence of paragraph 4 as amended is herein set forth in full:

                  4. The aggregate number of shares which the corporation is authorized to issue is 32,000,000 shares, to consist of 30,000,000 Common shares ("Common Stock") at a par value of $.10 each and 2,000,000 Preferred shares ("Preferred Stock") at a par value of $.10 each.

         (d) This Certificate of Amendment of Restated Certificate of Incorporation was duly adopted by vote of the directors and of the stockholders in accordance with Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said Trenwick Group Inc. has caused this certificate to be signed by James F. Billett, Jr., its Chairman of the Board of Directors, and attested by Jane T. Wiznitzer, its Secretary, this 27th day of May, 1997.


                                              TRENWICK GROUP INC.

                                              By /s/ James F. Billett, Jr.
                                                 -------------------------------
                                                 James F. Billett, Jr.
                                                 Chairman of the Board




ATTEST:


/s/ Jane T. Wiznitzer
-----------------------------
Jane T. Wiznitzer
Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                               TRENWICK GROUP INC.

         Trenwick Group Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

         (a) The name of the corporation is Trenwick Group Inc. The date of its original Certificate of Incorporation with the Secretary of State was October 29, 1985.

         (b) This Certificate of Amendment of Restated Certificate of Incorporation amends the Restated Certificate of Incorporation by adding a new paragraph 12 regarding the elimination of director liability for monetary damages for breaches of directors' fiduciary duty of care.

         (c) The text of the new paragraph 12 is herein set forth in full:

         12. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, as the same exists or hereafter may be amended, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Delaware General Corporation Law. Any repeal or modification of this paragraph by the stockholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the corporation existing at the time of such repeal or modification.

         (d) This Certificate of Amendment of Restated Certificate of Incorporation was duly adopted by vote of the directors and of the stockholders in accordance with Sections 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, said Trenwick Group Inc. has caused this certificate to be signed by James F. Billett, Jr., its Chairman of the Board of Directors, and attested by Barbara R. Freed, its Secretary this 2nd day of June, 1987.

                                                   TRENWICK GROUP INC.
                                                   James F. Billett, Jr.

                                                   By /s/ James F. Billett, Jr.
                                                      -------------------------


ATTEST:

By /s/ Barbara R. Freed
----------------------------
        Secretary

                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                               TRENWICK GROUP INC.






                  Trenwick Group Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

         (a) The name of the corporation is Trenwick Group Inc. The date of filing of its original Certificate of Incorporation with the Secretary of State was October 29, 1985.

         (b) This Restated Certificate of Incorporation restates and integrates and further amends the Certificate of Incorporation of this corporation by deleting the previous paragraphs 4, 5, 6, 7, 8 and 10, adding a new paragraph 4 amending the authorized capital of the corporation, renumbering previous paragraph 9 as paragraph 5, adding a new paragraph 6 regarding the classification and removal of directors, adding a new paragraph 7 regarding the procedure for nomination and election of directors, adding a new paragraph 8 regarding stockholder and director actions in the event of certain business transactions, adding a new paragraph 9 regarding amendments of new paragraphs 6 and 7, and renumbering previous paragraphs 11 and 12 as paragraphs 10 and 11, respectively, with amendments for consistency.

         (c) The text of the Certificate of Incorporation as amended or supplemented heretofore is further amended hereby to read as herein set forth in full:

                 "1. The name of the corporation is Trenwick Group Inc.

                  2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                  3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                  4. The aggregate number of shares which the corporation is authorized to issue is 16,000,000 shares, to consist of 15,000,000 Common shares ("Common Stock") at a par value of $.10 each and 1,000,000 Preferred shares ("Preferred Stock") at a par value of $.10 each.

                     The designations, relative rights, preferences and limitations of the shares of each class are as follows:

                  (a) Common Stock

                     (1) Each holder of Common Stock is entitled to one vote for each share of Common Stock on all matters to be voted on and is not entitled to cumulative voting for the election of directors.

                     (2) Subject to provisions of law and the rights of the Preferred Stock and any one or more series thereof having a preference as to dividends over the Common Stock then outstanding, dividends may be paid on the Common Stock at such times and in such amounts as the board of directors shall determine.

                     (3) Upon the liquidation, dissolution or winding up of the corporation, after any preferential amounts to be distributed to the holders of the Preferred Stock and any one or more series thereof having a preference over the Common Stock then outstanding have been paid or declared and set apart for payment, the holders of the Common Stock shall be entitled to receive all the remaining assets of the corporation available for distribution to its stockholders ratably in proportion to the number of shares of Common Stock held by them respectively.

                     (4) The holders of the Common Stock do not have any preemptive or preferential right to purchase or subscribe for any part of the unissued capital stock of the corporation of any class or for any new issue of stock of any class, whether now or hereafter authorized or issued.

                  (b) Preferred Stock

                     The board of directors is expressly authorized to adopt, from time to time, a resolution or resolutions providing for the issue of Preferred Stock in one or more series, with such voting powers, full or limited, or without voting powers, and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof as shall be expressed in such resolution or resolutions, including, without limiting the generality of the foregoing, the following:

                           (1)   the designation and number of shares or series;

                           (2)   the dividend rate of such series, the
                                 conditions and dates upon which such dividends shall be payable, the preference or relation of such dividends to dividends payable on any other class or classes of capital stock of the corporation, and whether such dividends shall be cumulative or noncumulative;

                           (3) whether the shares of such series shall be subject to redemption by the corporation, and, if made subject to such redemption, the times, prices, rates, adjustments and other terms and conditions of such redemption;

                           (4) the terms and amount of any sinking or similar fund provided for the purchase or redemption of the shares of such series;

                           (5) whether the shares of such series shall be convertible into or exchangeable for shares of capital stock or other securities of the corporation or of any other corporation, and, if provision be made for conversion or exchange, the times, prices, rates, adjustments and other terms and conditions of such conversion or exchange;

                           (6) the extent, if any, to which the holders of the shares of such series shall be entitled to vote as a class or otherwise with respect to the election of directors or otherwise;

                           (7) the restrictions and conditions, if any, upon the issue or reissue of any additional Preferred Stock ranking on a parity with or prior to such shares as to dividends or upon dissolution;

                           (8) the rights of the holders of the shares of such series upon the dissolution of, or upon the distribution of assets of, the corporation, which rights may be different in the case of voluntary dissolution than the case of involuntary dissolution; and

                           (9) any other relative rights, preferences or limitations of shares of such series consistent with this Section 4(b) and applicable law.

                   5. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the By-Laws of the corporation.

                   6. (a) At the 1987 annual meeting of stockholders, the directors elected to serve on the corporation's board of directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the whole board of directors. Class I directors shall be elected for a one-year term, Class II directors for a two-year term and Class III directors for a three-year term. At each succeeding annual meeting of stockholders beginning in 1988, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term.

                      (b) Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the corporation shall have the right, pursuant to Section 4(b) hereof, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms applicable thereto, and such directors so elected shall not be divided into classes pursuant to Section 6(a) unless expressly provided by the terms of such Preferred Stock.

                      (c) Subject to the rights of the holders of any one or more classes or series of Preferred Stock issued by the corporation, any director may be removed from office, with or without cause, only by the affirmative vote of the holders of eighty percent (80%) of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class.

                   7. Subject to the rights of holders of any one or more classes or series of Preferred Stock issued by the corporation, nominations for the election of directors may be made by the board of directors (or a proxy committee appointed by the board of directors) or by any stockholder entitled to vote in the election of directors generally. However, any stockholder entitled to vote generally in the election of directors may nominate one or more persons for election as directors at a meeting only if written notice of such stockholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the corporation not later than (i) with respect to an election to be held at an annual meeting of stockholders, ninety (90) days in advance of such meeting, and (ii) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is first given to stockholders. Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the board of directors; and (e) the consent of each nominee to serve as a director of the corporation if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

                   8. (a) In addition to any affirmative vote required by law or this Restated Certificate of Incorporation or the By-Laws of the corporation, and except as otherwise expressly provided in Section 8(b), a Business Transaction (as hereinafter defined) with, or proposed by or on behalf of, any Interested Stockholder (as hereinafter defined) or any Affiliate or Associate (as hereinafter defined) of any Interested Stockholder or any person who thereafter would be an Affiliate or Associate of such Interested Stockholder shall require the affirmative vote of not less than a majority of the votes entitled to be cast by the holders of all the then outstanding shares of Voting Stock (as hereinafter defined), voting together as a single class, excluding Voting Stock beneficially owned by such Interested Stockholder. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage or separate class vote may be specified by law or otherwise.

                      (b) The provisions of Section 8(a) shall not be applicable to any particular Business Transaction, and such Business Transaction shall require only such affirmative vote, if any, as is required by law or by any other provision of this Restated Certificate of Incorporation or the By-Laws of the corporation, or otherwise, if the Business Transaction shall have been approved (whether such approval is made prior to or subsequent to the acquisition of, or announcement or public disclosure of the intention to acquire, beneficial ownership of the Voting Stock that caused the Interested Stockholder to become an Interested Stockholder), either specifically or as a transaction which is within an approved category of transactions, by a majority of the Disinterested Directors (as hereinafter defined).


                      (c) The following definitions shall apply with respect to this Section 8:

                  (1) The term "Business Transaction" shall mean:

                      (A) any merger or consolidation of the corporation or any
                 Subsidiary (as hereinafter defined) with (i) any Interested Stockholder or (ii) any other company (whether or not itself an Interested Stockholder) which is or after such merger or consolidation would be an Affiliate or Associate of an Interested Stockholder; or

                      (B) any sale, lease, exchange, mortgage, pledge, transfer
                 or other disposition or security arrangement, investment, loan, advance, guarantee, agreement to purchase, agreement to pay, extension of credit, joint venture participation or other arrangement (in one transaction or a series of transactions) with or for the benefit of any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder involving any assets, securities or commitments of the corporation, any Subsidiary or any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder which (except for any arrangement, whether as employee, consultant or otherwise, other than as a director, pursuant to which any Interested Stockholder or any Affiliate or Associate thereof shall, directly or indirectly, have any control over or responsibility for the management of any aspect of the business or affairs of the corporation, with respect to which arrangements the value tests set forth below shall not apply), together with all other such arrangements (including all contemplated future events), has an aggregate Fair Market Value (as hereinafter defined) and/or involves aggregate commitments of $4,000,000 or more or constitutes more than five percent of the book value of the total assets (in the case of transactions involving assets or commitments other than capital stock) or five percent of the stockholders' equity (in the case of transactions in capital stock) of the entity in question (the "Substantial Part"), as reflected in the most recent fiscal year-end consolidated balance sheet of such entity existing at the time the stockholders of the corporation would be required to approve or authorize the Business Transaction involving the assets, securities and/or commitments constituting any Substantial Part; or

                      (C) the adoption of any plan or proposal for the
                 liquidation or dissolution of the corporation or for any amendment to the corporation's By-Laws; or

                      (D) any reclassification of securities (including any
                 reverse stock split), or recapitalization of the corporation, or any merger or consolidation of the corporation with any of its Subsidiaries or any other transaction (whether or not with or otherwise involving an Interested Stockholder) that has the effect, directly or indirectly, of increasing the proportionate share of any class or series of Capital Stock, or any securities convertible into Capital Stock or into equity securities of any

                 Subsidiary, that is beneficially owned by any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder; or

                      (E) any agreement, contract or other arrangement providing for any one or more of the actions specified in the foregoing clauses (A) to (D).

                  (2) The term "Capital Stock" shall mean all capital stock of the corporation authorized to be issued from time to time under this Restated Certificate of Incorporation, and the term "Voting Stock" shall mean all Capital Stock which by its terms may be voted on all matters submitted to stockholders of the corporation generally.

                  (3) The term "person" shall mean any individual, firm, company or other entity and shall include any group comprised of any person and any other person with whom such person or any Affiliate or Associate of such person has any agreement, arrangement or understanding, directly or indirectly, for the purpose of acquiring, holding, voting or disposing of Capital Stock.

                  (4) The term "Interested Stockholder" shall mean any person (other than the corporation or any Subsidiary and other than any profit-sharing, employee stock ownership or other employee benefit plan of the corporation or any Subsidiary or any trustee of or fiduciary with respect to any such plan when acting in such capacity) who (a) is or has announced or publicly disclosed a plan or intention to become the beneficial owner of Voting Stock representing ten percent (10%) or more of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock; or (b) is an Affiliate or Associate of the corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner of Voting Stock representing ten percent (10%) or more of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock.

                  (5) A person shall be a "beneficial owner" of any Capital Stock or shall "beneficially own" any Capital Stock (a) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly; (b) which such person or any of its Affiliates or Associates has or shares, directly or indirectly, (i) the right to acquire (whether such right is exercisable immediately or subject to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote pursuant to any agreement, arrangement or understanding; or (c) which is beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has or shares any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Capital Stock. For the purposes of determining whether a person is an Interested Stockholder pursuant to this Section 8, the number of shares of Capital Stock deemed to be outstanding shall include shares deemed beneficially owned by such person through application of this Section 8, but shall not include any other shares of Capital Stock that may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

                  (6) An "Affiliate" of, or a person "Affiliated" with a specified person, is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified. The term "Associate" used to indicate a relationship with any person, means (1) any corporation or organization (other than the corporation or a majority-owned subsidiary of the corporation) of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class of equity securities, (2) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, or (3) any relative or spouse of such person, or any relative of such spouse who has the same home as such person or who is a director or officer of the corporation or any of its parents or subsidiaries.

                  (7) The term "Subsidiary" means any company of which a majority of any class of equity security is beneficially owned by the corporation; provided, however, that for the purposes of the definition of Interested Stockholder set forth in this Section 8, the term "Subsidiary" shall mean only a company of which a majority of each class of equity security is beneficially owned by the corporation.

                  (8) The term "Disinterested Director" means any member of the board of directors of the corporation (the "Board of Directors"), while such person is a member of the Board of Directors, who is not an Affiliate or Associate or representative or agent or employee of the Interested Stockholder and was a member of the Board of Directors prior to the time that the Interested Stockholder became an Interested Stockholder, and any successor of a

         Disinterested Director while such successor is a member of the Board of Directors, who is not an Affiliate or Associate or representative or agent or employee of the Interested Stockholder and is recommended or elected to succeed the Disinterested Director by a majority of Disinterested Directors.

                  (9) The term "Fair Market Value" means (a) in the case of cash, the amount of such cash; (b) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock quoted on the National Association of Securities Dealers Automated Quotation System (NASDAQ), the New York Stock Exchange or such other market on which the corporation's shares are publicly traded, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Disinterested Directors in good faith; and (c) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined in good faith by a majority of the Disinterested Directors.

                      (d) A majority of the Disinterested Directors shall have the power and duty to determine for the purposes of this Section 8 on the basis of information known to them after reasonable inquiry, all questions arising under this Section 8, including, without limitation,
         (1) whether a person is an Interested Stockholder, (2) the number of shares of Capital Stock or other securities beneficially owned by any person, (3) whether a person is an Affiliate or Associate of another,
         (4) whether a Proposed Action is with, or proposed by, or on behalf of an Interested Stockholder or an Affiliate or Associate of an Interested Stockholder, (5) whether the assets that are the subject of any Business Transaction have, or the consideration to be received for the issuance or transfer of securities by the corporation or any Subsidiary in any Business Transaction has, an aggregate Fair Market Value of $4,000,000 or more, and (6) whether the assets or securities that are the subject of any Business Transaction constitute a Substantial Part. Any such determination made in good faith shall be binding and conclusive on all parties.

                      (e) Nothing contained in this Section 8 shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

                      (f) For the purposes of this Section 8, a Business Transaction or any proposal to amend, repeal or adopt any provision of this Restated Certificate of

         Incorporation inconsistent with this Section 8 (collectively, "Proposed Action") is presumed to have been proposed by, or on behalf of, an Interested Stockholder or an Affiliate or Associate of an Interested Stockholder or a person who thereafter would become such if (1) after the Interested Stockholder became such, the Proposed Action is proposed following the election of any director of the corporation who, with respect to such Interested Stockholder, would not qualify to serve as a Disinterested Director or (2) such Interested Stockholder, Affiliate, Associate or person votes for or consents to the adoption of any such Proposed Action, unless as to such Interested Stockholder, Affiliate, Associate or person a majority of the Disinterested Directors makes a good faith determination that such Proposed Action is not proposed by or on behalf of such Interested Stockholder, Affiliate, Associate or person, based on information known to them after reasonable inquiry.

                      (g) Notwithstanding any other provision of this Restated Certificate of Incorporation or the By-Laws of the corporation (and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law, this Restated Certificate of Incorporation or the By-Laws of the corporation), any proposal to amend or repeal this Section 8 of this Restated Certificate of Incorporation or to amend, repeal or adopt any provision of this Restated Certificate of Incorporation inconsistent with this Section 8 which is proposed by or on behalf of an Interested Stockholder or an Affiliate or Associate of an Interested Stockholder shall require the affirmative vote of the holders of not less than a majority of the votes entitled to be cast by the holders of all the then outstanding shares of Voting Stock, voting together as a single class, excluding Voting Stock beneficially owned by such Interested Stockholder; provided, however, that this Section 8(g) shall not apply to, and such majority vote shall not be required for, any amendment, repeal or adoption recommended by a majority of the Disinterested Directors.

                  9. Notwithstanding anything contained in this Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all shares of the corporation entitled to vote generally in the election of directors, voting together in a single class, shall be required to alter, amend or adopt any provision inconsistent with Sections 6 and 7 hereof.

                  10. Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of
         Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

                  11. The corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholders herein are granted subject to this reservation."

         (d) This Restated Certificate of Incorporation was duly adopted by vote of the stockholders in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware.

         (e) This Restated Certificate of Incorporation shall be effective on June 9, 1986.

IN WITNESS WHEREOF, said Trenwick Group Inc. has caused this certificate to be signed by James F. Billett, Jr., its Chairman of the Board of Directors, and attested by Barbara Freed, its Secretary this 13th day of May, 1986.

                                                      TRENWICK GROUP INC.
                                                     James F. Billett, Jr.

                                                By /s/ James F. Billett, Jr.
                                                   ----------------------------

ATTEST:

By /s/ Barbara R. Freed
---------------------------
        Secretary